                                                                   Exhibit 23(a)

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the below scheduled Form S-8 registration statements of our report dated January 16, 1997, and appearing on page 60 of the Annual Report to Shareholders, on the consolidated financial statements of CNB Bancshares, Inc. incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996.


                                                               Commission
                                                                     File
                                                                   Number
                                                               ----------

Indiana Bancshares, Inc. 1985 Non-Qualified
  Stock Option Plan and Indiana Bancshares, Inc.
  1990 Stock Option Plan                                       33-47898

CNB Bancshares, Inc. 1992 Incentive Stock Option Plan          33-45929

Citizens Incentive Savings Plan                                33-41514

Valley Bank Stock Option Plan                                  33-38651

King City Federal Savings Bank 1986 Stock Option and
  Incentive Plan                                               33-89658

King City Federal Savings Bank 1993 Stock Option and
  Incentive Plan                                               33-89722

UF Bancorp, Inc. 1991 Stock Option and Incentive Plan          33-61685

CNB Bancshares, Inc. 1995 Stock Incentive Plan                 33-60431


/s/ KPMG Peat Marwick, LLP
St. Louis, Missouri
March 27, 1997